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Exhibit 7(b)

               [Letterhead of Sutherland, Asbill & Brennan LLP]


                                April 28, 1999


United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama 35233

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 3 to the Form S-6 registration statement for United Investors Universal Life Variable Account (File No. 333-26505). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                           Sincerely,

                           SUTHERLAND, ASBILL & BRENNAN LLP



                           By: /s/ Frederick R. Bellamy, Esq.
                              ---------------------------------
                                 Frederick R. Bellamy, Esq.